    EXHIBIT 99.1

Shutterstock Reports Third Quarter 2020 Financial Results
Declares Quarterly Dividend of $0.17 per share

New York, NY - October 27, 2020 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global technology company offering a creative platform for high-quality content, tools and services, today announced financial results for the third quarter ended September 30, 2020.
Commenting on the Company’s performance, Stan Pavlovsky, the Company’s Chief Executive Officer, said, “Shutterstock had a tremendous third quarter and I am pleased with the acceleration in revenue growth and the momentum in our subscription products. Our margins have improved significantly, providing us the confidence to make further investments in product innovation and sales and marketing to enable us to capitalize on the improving demand environment.”

Third Quarter 2020 highlights compared to Third Quarter 2019:
    Key Operating Metrics
•Subscribers increased 39%, to 255,000.
•Subscriber revenue increased 12% to $67.6 million.
•Average revenue per customer, increased 0.3% to $328.
•Paid downloads decreased 6% to 43.4 million.
•Revenue per download increased by $0.39 to $3.79.
•Image collection expanded 18% to approximately 350 million images.
•Footage collection expanded 25% to approximately 20 million clips.

    Financial Highlights
•Revenue increased 4% to $165.2 million. On a constant currency basis, revenue increased 3%.
•Income from operations increased by $26.2 million to $29.3 million.
•Net income increased by $17.6 million to $22.6 million.
•Adjusted EBITDA increased by $25.8 million to $47.4 million.
•Diluted EPS increased by $0.48 to $0.62 per share.
•Adjusted net income per diluted share increased by $0.51 to $0.80 per share.

SHUTTERSTOCK INVESTOR RELATIONS MICRO SITE
Accessible at content.shutterstock.com/investor-report/index.html

THIRD QUARTER RESULTS
Revenue
Third quarter revenue of $165.2 million increased $6.1 million or 4% as compared to 2019. Revenue generated through our E-commerce sales channel increased 7% as compared to the third quarter of 2019, to $102.8 million, and represented 62% of total revenue in the third quarter of 2020. Revenue from our Enterprise sales channel decreased 1% as compared to the third quarter of 2019, to $62.4 million, and represented 38% of third quarter revenue in 2020.
On a constant currency basis, revenue increased 3% in the third quarter of 2020 as compared to the third quarter of 2019. On a constant currency basis, E-commerce revenue increased by 6% in the third quarter of 2020, as compared to the third quarter of 2019. Foreign currency fluctuations did not have a significant impact on Enterprise revenues in the third quarter of 2020, as compared to the third quarter of 2019.

Net income and Income per diluted share
Net income of $22.6 million, increased $17.6 million as compared to $4.9 million for the third quarter in 2019. Net income per diluted share was $0.62, as compared to $0.14 for the same period in 2019. This increase is due primarily to our margin expansion initiatives, which have resulted in lower operating expenses, and, in part, to our increased revenue in the third quarter of 2020, as compared to the third quarter of 2019.
Adjusted net income per diluted share was $0.80 as compared to $0.29 for the third quarter of 2019, an increase of $0.51 per diluted share.

Adjusted EBITDA
Adjusted EBITDA of $47.4 million for the third quarter of 2020 increased by $25.8 million, or 120%, as compared to the third quarter of 2019, due primarily to our margin expansion initiatives, and, in part, to our increased revenue. The adjusted EBITDA margin increased to 28.7% from 13.6% in the third quarter of 2019.
LIQUIDITY
Our cash and cash equivalents increased by $72.0 million to $383.1 million at September 30, 2020, as compared with $311.2 million as of June 30, 2020. This increase was driven by $63.9 million of net cash provided by our operating activities and $16.6 million provided by financing activities, partially offset by $6.7 million used in investing activities. Net cash provided by our operating activities was favorably affected by our increased operating income, in addition to changes in the timing of payments pertaining to operating expenses. Cash used in investing activities primarily consists of $6.3 million related to capital expenditures. Cash provided by financing activities consists primarily of $23.2 million of net proceeds from the Stock Offering, partially offset by $6.1 million related to the payment of the quarterly cash dividend.
Free cash flow was $57.0 million for the third quarter of 2020, an increase of $33.2 million from the third quarter of 2019. This change was primarily driven by higher cash flows from operating activities.

QUARTERLY CASH DIVIDEND
The Company declared and paid cash dividends of $0.51 per common share, or $18.2 million during the nine months ended September 30, 2020.
On October 19, 2020, the Board of Directors declared a dividend of $0.17 per share of outstanding common stock, payable on December 16, 2020 to stockholders of record at the close of business on December 3, 2020.

STOCK OFFERING
On August 14, 2020, the Company completed an offering (the “Stock Offering”), whereby 2,580,000 shares of our common stock were sold to the public at a price to the public of $48.50 per share. The Company sold 516,000 shares of common stock in the Stock Offering and its Founder and Executive Chairman of the Board sold 2,064,000 shares of common stock in the Stock Offering. The Company received net proceeds from the shares sold, of approximately $23.2 million, after deducting underwriting discounts and commissions and offering expenses payable. The Company did not receive any proceeds from the shares sold by the Company’s Founder and Executive Chairman of the Board.

KEY OPERATING METRICS

	Three Months Ended September 30,
	2020	2019

Subscribers (end of period)(1)	255,000	184,000
Subscriber revenue (in millions)(2)	$67.6	$60.1

Average revenue per customer (trailing twelve months)(3)	$328	$327
Paid downloads (in millions)(4)	43.4	46.3
Revenue per download (5)	$3.79	$3.40
Content in our collection (end of period, in millions)(6):
Images	350	297
Footage clips	20	16
_______________________________________________________________________________________________________________________
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the trailing twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the trailing twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our photographs, vectors, illustrations, footage or music tracks. Paid downloads exclude custom content and downloads of content that are offered to customers for no charge, including our free image of the week.
(5) Revenue per download is the amount of content-related revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content and the impact of revenue that is not derived from or associated with content licenses.
(6) Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted net income, revenue growth (including by distribution channel) on a constant currency basis, adjusted EBITDA margin, billings and free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, interest income and expense and income taxes; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets, expenses related to long-term incentives and contingent consideration related to acquisitions and the estimated tax impact of such adjustments; revenue growth (including by distribution channel) on a constant currency basis as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; billings as revenue adjusted for the change in deferred revenue during the period; and free cash flow as cash provided by operating activities, adjusted for capital expenditures, content acquisition, and, with respect to the three months ended March 31, 2020, a payment associated with long-term incentives related to our 2017 acquisition of Flashstock. These figures have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted net income, revenue growth (including by distribution channel) on a constant currency basis, adjusted EBITDA margin, billings and free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin and adjusted net income provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by distribution channel) on a constant currency basis provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations and after excluding the impact of nonrecurring payments associated with long-term incentives related to our 2017 acquisition of Flashstock, and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted net income, revenue growth (including by distribution channel) on a constant currency basis, adjusted EBITDA margin, billings and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between adjusted EBITDA, adjusted net income, billings, free cash flow, and the most comparable financial measures calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its third quarter and full year financial results during a teleconference today, October 27, 2020, at 8:30 AM ET. The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 2070437. A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.
Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until November 3, 2020 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 2070437.
Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), directly and through its group subsidiaries, is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 1.5 million contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 350 million images and more than 20 million footage clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The Company also owns Bigstock, a value-oriented stock media offering; Shutterstock Custom, a custom content creation platform; Offset, a high-end image collection; PremiumBeat, a curated royalty-free music library; and Shutterstock Editorial, a premier source of editorial images for the world’s media.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding management’s future business, future results of operations or financial condition, new or planned features, products or services, management strategies, Shutterstock’s expectations regarding financial outlook and future growth and profitability and statements regarding anticipated improvements in operations. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. However, not all forward-looking statements contain these words. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors including risks related to any changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; costs related to litigation or infringement claims, indemnification claims and the inability to prevent misuse of our content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates or at all; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increasing regulation related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; the effect of the Tax Cuts and Jobs Act of 2017; public health crises including the COVID-19 pandemic; general economic and political conditions worldwide, including disruption and volatility caused by COVID-19 and any resulting economic recession; our inability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Contact:
Chris Suh
646-257-4825
ir@shutterstock.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenue	$165,227	$159,079	$485,742	$484,152

Operating expenses:
Cost of revenue	60,331	68,635	193,265	206,379
Sales and marketing	36,655	45,614	114,872	134,548
Product development	10,617	13,533	36,171	42,113
General and administrative	28,277	28,114	83,761	86,760
Total operating expenses	135,880	155,896	428,069	469,800
Income from operations	29,347	3,183	57,673	14,352
Other (expense) / income, net	(1,168)	465	(506)	1,945
Income before income taxes	28,179	3,648	57,167	16,297
Provision / (Benefit) for income taxes	5,597	(1,286)	11,280	542
Net income	$22,582	$4,934	$45,887	$15,755

Earnings per share
Basic	$0.63	$0.14	$1.28	$0.45
Diluted	$0.62	$0.14	$1.27	$0.44

Weighted average common shares outstanding:
Basic	35,962	35,309	35,713	35,219
Diluted	36,494	35,541	36,095	35,512

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	September 30, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$383,127	$303,261
Accounts receivable, net of allowance of $4,051 and $3,579	48,225	47,016
Prepaid expenses and other current assets	19,309	26,703
Total current assets	450,661	376,980
Property and equipment, net	52,686	58,834
Right-of-use assets	40,856	45,453
Intangibles assets, net	24,459	26,669
Goodwill	88,727	88,974
Deferred tax assets, net	14,665	14,387
Other assets	16,228	19,215
Total assets	$688,282	$630,512

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,109	$6,104
Accrued expenses	61,377	53,864
Contributor royalties payable	24,976	25,193
Deferred revenue	144,657	141,922
Other liabilities	10,111	18,811
Total current liabilities	245,230	245,894
Lease liabilities	42,954	47,313
Other non-current liabilities	9,858	9,160
Total liabilities	298,042	302,367
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 38,776 and 38,055 shares issued and 36,218 and 35,497 shares outstanding as of September 30, 2020 and December 31, 2019, respectively	387	381
Treasury stock, at cost; 2,558 shares as of September 30, 2020 and December 31, 2019	(100,027)	(100,027)
Additional paid-in capital	350,428	312,824
Accumulated other comprehensive loss	(9,128)	(6,220)
Retained earnings	148,580	121,187
Total stockholders’ equity	390,240	328,145
Total liabilities and stockholders’ equity	$688,282	$630,512

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$22,582	$4,934	$45,887	$15,755
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,750	11,992	31,120	37,311
Deferred taxes	(899)	(168)	(206)	(1,480)
Non-cash equity-based compensation	8,285	5,509	17,681	17,884
Bad debt expense	500	149	1,586	(486)
Changes in operating assets and liabilities:
Accounts receivable	144	(2,852)	(3,135)	(5,598)
Prepaid expenses and other current and non-current assets	7,135	(2,599)	7,184	(655)
Accounts payable and other current and non-current liabilities	9,342	11,385	5,297	13,284
Long-term incentives related to acquisitions	—	—	(7,759)	—
Contributor royalties payable	657	1,289	(183)	2,348
Deferred revenue	6,386	638	2,753	(1,343)
Net cash provided by operating activities	$63,882	$30,277	$100,225	$77,020

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(6,311)	(5,821)	(20,277)	(19,547)
Proceeds from sale of Webdam, net	—	—	—	2,500
Acquisition of content	(530)	(619)	(2,107)	(1,896)
Security deposit release	191	(25)	296	—
Net cash used in investing activities	$(6,650)	$(6,465)	$(22,088)	$(18,943)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	23,153	—	23,153	—
Proceeds from exercise of stock options	—	4,378	629	4,596
Cash paid related to settlement of employee taxes related to RSU vesting	(425)	(1,190)	(3,861)	(6,371)
Payment of cash dividend	(6,149)	—	(18,247)	—
Net cash used in financing activities	$16,579	$3,188	$1,674	$(1,775)

Effect of foreign exchange rate changes on cash	(1,841)	(673)	(2,558)	(1,758)
Net increase in cash, cash equivalents and restricted cash	71,970	26,327	77,253	54,544

Cash, cash equivalents and restricted cash, beginning of period	311,157	261,682	305,874	233,465
Cash, cash equivalents and restricted cash, end of period	$383,127	$288,009	$383,127	$288,009

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$1,840	$7	$2,767	$1,487

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted net income, revenue growth (including by distribution channel) on a constant currency basis, billings and free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$22,582	$4,934	$45,887	$15,755
Add / (less) Non-GAAP adjustments:
Depreciation and amortization	9,750	11,992	31,120	37,311
Non-cash equity-based compensation	8,285	5,509	17,681	17,884
Other adjustments, net (1)	1,168	417	506	722
Provision / (Benefit) for income taxes	5,597	(1,286)	11,280	542
Adjusted EBITDA	$47,382	$21,566	$106,474	$72,214
Adjusted EBITDA margin	28.7%	13.6%	21.9%	14.9%
____________________________________________________________________________________________________________________
(1)Other adjustments, net includes foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, and interest income and expense.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$22,582	$4,934	$45,887	$15,755
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	8,285	5,509	17,681	17,884
Tax effect of non-cash equity-based compensation (2)	(1,947)	(1,295)	(4,155)	(4,204)
Acquisition-related amortization expense	531	690	1,613	3,987
Tax effect of acquisition-related amortization expense (2)	(125)	(162)	(379)	(869)
Acquisition-related long-term incentives and contingent consideration (3)	—	882	—	2,668
Tax effect of acquisition-related long-term incentives and contingent consideration (2)	—	(234)	—	(708)
Adjusted net income	$29,326	$10,324	$60,647	$34,513

Net income per diluted share	$0.62	$0.14	$1.27	$0.44
Adjusted net income per diluted share	$0.80	$0.29	$1.68	$0.97
Weighted average diluted shares	36,494	35,541	36,095	35,512
____________________________________________________________________________________________________________________
(2)Tax effect reflects the estimated impact of the adjustment on the provision for income taxes.
(3)Represents expenses related to long-term incentives and contingent consideration related to our 2017 acquisition of Flashstock.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Total Revenues	$165,227	$159,079	$485,742	$484,152

Revenue growth	4%	5%	—%	5%
Revenue growth on a constant currency basis	3%	6%	1%	7%

E-commerce revenues	$102,816	$96,233	$300,716	$291,339
Revenue growth: E-commerce	7%	8%	3%	8%
Revenue growth: E-commerce on a constant currency basis	6%	10%	3%	10%

Enterprise revenues	$62,411	$62,846	$185,026	$192,813
Revenue growth: Enterprise	(1)%	0%	(4)%	2%
Revenue growth: Enterprise on a constant currency basis	(1)%	1%	(4)%	4%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$63,882	$30,277	$100,225	$77,020
Capital expenditures	(6,311)	(5,821)	(20,277)	(19,547)
Content acquisition	(530)	(619)	(2,107)	(1,896)
Payments associated with long-term incentives related to acquisitions	—	—	7,759	—
Free cash flow	$57,041	$23,837	$85,600	$55,577

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	6/30/19

Subscribers (end of period, in thousands) (1)	255	223	209	194	184	173
Subscriber revenue (in millions) (2)	$67.6	$62.7	$63.9	$60.5	$60.1	$57.9

Average revenue per customer (trailing twelve months) (3)	$328	$326	$329	$330	$327	$325
Paid downloads (in millions) (4)	43.4	44.0	46.8	47.7	46.3	46.6
Revenue per download (5)	$3.79	$3.61	$3.42	$3.44	$3.40	$3.44
Content in our collection (end of period, in millions): (6)
Images	350	340	330	314	297	280
Footage clips	20	19	18	17	16	15

Revenue by Sales Channel and Billings(7)

	Three Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	6/30/19
	(in millions)
E-commerce revenue	$102.8	$98.2	$99.7	$100.9	$96.2	$97.0
Enterprise revenue	62.4	61.1	61.5	65.5	62.8	64.7
Total revenue	$165.2	$159.2	$161.3	$166.4	$159.1	$161.7

Change in total deferred revenue	$6.4	$(0.7)	$(3.0)	$4.4	$0.4	$(0.2)
Total billings	$171.7	$158.6	$158.2	$170.8	$159.5	$161.5

_______________________________________________________________________________________________________________________
(1)Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2)Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3)Average revenue per customer is calculated by dividing total revenue for the trailing twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the trailing twelve-month period.
(4)Paid downloads is the number of downloads that our customers make in a given period of our photographs, vectors, illustrations, footage or music tracks. Paid downloads exclude custom content and downloads of content that are offered to customers for no charge, including our free image of the week.
(5)Revenue per download is defined as the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content and the impact of revenue that is not derived from or associated with content licenses.
(6)Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.
(7)Certain amounts in the table may not foot due to rounding.